Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

Form of Tax Opinion for Shell Reorganizations

[__], 2026

Board of Trustees

[Target Portfolio]

Guardian Variable Products Trust

10 Hudson Yards

New York, NY 10001

Board of Trustees

[Shell Acquiring Portfolio]

SunAmerica Series Trust

5300 Memorial Drive, Suite 1150

Houston, TX 77007

Dear Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences to [__] (the “Target Portfolio”), a series of Guardian Variable Products Trust, a Delaware statutory trust (the “Target Portfolio Trust”), and to [__] (the “Shell Acquiring Portfolio”), a series of SunAmerica Series Trust, a Massachusetts business trust (the “Acquiring Portfolio Trust”), and to the separate accounts of The Guardian Insurance & Annuity Company, Inc. (“GIAC”) that hold shares of beneficial interest of the Target Portfolio (the “Target Portfolio Shareholders”), in connection with the transfer of all of the assets as defined in paragraph 1.2 of the Agreement and Plan of Reorganization (the “Agreement”), dated as of [__], 2026, executed by the Acquiring Portfolio Trust on behalf of the Shell Acquiring Portfolio and by the Target Portfolio Trust on behalf of the Target Portfolio, of the Target Portfolio (the “Assets”) to the Shell Acquiring Portfolio in exchange solely for shares of beneficial interest of the Shell Acquiring Portfolio (the “Shell Acquiring Portfolio Shares”) and the assumption of the Target Portfolio’s liabilities as defined in paragraph 1.3 of the Agreement (the “Liabilities”) by the Shell Acquiring Portfolio, followed by the distribution of the Shell Acquiring Portfolio Shares received by the Target Portfolio to the Target Portfolio Shareholders in complete liquidation of the Target Portfolio (the “Reorganization”), all pursuant to the Agreement.

Page 2 [Target Portfolio] – [Shell Acquiring Portfolio] [__], 2026

For purposes of this opinion, we have examined and relied upon (i) the Agreement, (ii) the Form N-14 Registration Statement, (iii) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Acquiring Portfolio Trust on behalf of the Shell Acquiring Portfolio, (iv) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Target Portfolio Trust on behalf of the Target Portfolio, and (v) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

This opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury Regulations (the “Treasury Regulations”), judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon (i) the Reorganization taking place in the manner described in the Agreement and (ii) (1) the information provided in the Form N-14 Registration Statement and (2) the facts and representations in the letters from the Target Portfolio Trust and the Acquiring Portfolio Trust being true, correct and complete as of the closing date of the Reorganization (and, where relevant, thereafter).

Based upon the foregoing, it is our opinion that for U.S. federal income tax purposes with respect to each Reorganization of a Target Portfolio (or Target Portfolios, as the case may be) into a corresponding Shell Acquiring Portfolio:

1.

GIAC, as the owner of the Assets for U.S. federal income tax purposes, will recognize no gain or loss on the Reorganization pursuant to Section 351(a) of the Code, except that GIAC may be required to recognize gain with respect to (i) an election made by GIAC under Treasury Regulations Section 1.337(d)-7(c), as permitted by Treasury Regulations Section 1.337(d)-7(e), if applicable, (ii) contracts described in Section 1256(b) of the Code or any other Assets in respect of which GIAC has elected, or is required to, use the mark-to-market method of accounting for tax purposes, (iii) stock in a passive foreign investment company, as defined in Section 1297(a) of the Code, (iv) any other Asset if gain or loss is required to be recognized upon a transfer of that Asset regardless of whether such transfer would otherwise be a non-recognition transaction under the Code, (v) with respect to the assumption of the Liabilities by the

Page 3 [Target Portfolio] – [Shell Acquiring Portfolio] [__], 2026

Shell Acquiring Portfolio, to the extent the aggregate amount of such Liabilities (excluding deductible liabilities under Section 357(c)(3) of the Code) exceeds the aggregate adjusted basis of the Assets transferred, pursuant to Section 357(c) of the Code, and (vi) as a result of any required adjustments under Section 362(e) of the Code (clause (i) through (vi), collectively, the “Adjustment Items”);

2.	The Shell Acquiring Portfolio will recognize no gain or loss on the Reorganization;

3.

The Shell Acquiring Portfolio’s basis in the Assets received in the Reorganization will equal the basis of those Assets in the hands of GIAC immediately prior to the Reorganization, except with respect to any required adjustments (A) with respect to any required adjustments relating to the Adjustment Items, or (B) with respect to Assets received that immediately prior to the Reorganization had not been held as “capital assets” within the meaning of Section 1221 of the Code; and

4.

The Shell Acquiring Portfolio’s holding periods in the Assets received in the Reorganization will include the respective periods for which those Assets were held by GIAC immediately prior to the Reorganization, except (A) where investment activities of the Shell Acquiring Portfolio have the effect of reducing or eliminating a holding period with respect to an Asset and (B) with respect to any required adjustments relating to the Adjustment Items.

We express no opinion as to the U.S. federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Form N-14 Registration Statement and to all references to our firm therein.

Very truly yours,

Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

Form of Tax Opinion for Contract Owners

[__], 2026

Board of Trustees

[Target Portfolio]

Guardian Variable Products Trust

10 Hudson Yards

New York, NY 10001

Board of Trustees

[Acquiring Portfolio]

[Acquiring Portfolio Trust]

5300 Memorial Drive, Suite 1150

Houston, TX 77007

The Guardian Insurance & Annuity Company, Inc.

10 Hudson Yards

New York, New York 10001

Dear Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences to the holders (the “GIAC Contract Owners”) of variable annuity contracts or variable life insurance policies (the “GIAC Contracts”) that are issued by The Guardian Insurance & Annuity Company, Inc. (“GIAC”) and are funded by separate accounts of GIAC for which [__] (the “Target Portfolio”), a series of Guardian Variable Products Trust, a Delaware statutory trust (the “Target Portfolio Trust”), serves as an underlying investment vehicle, in connection with the transfer of all of the assets of the Target Portfolio to [__] (the “Acquiring Portfolio”), a series of [__], a Massachusetts business trust (the “Acquiring Portfolio Trust”), in exchange solely for shares of beneficial interest of the Acquiring Portfolio (the “Acquiring Portfolio Shares”) and the assumption of the Target Portfolio’s liabilities by the Acquiring Portfolio, followed by the distribution of the Acquiring Portfolio Shares received by the Target Portfolio to its shareholders in complete liquidation of the Target Portfolio (the “Reorganization”), all pursuant to the Agreement and Plan of Reorganization (the “Agreement”), dated as of

Page 2 [Target Portfolio] – [Acquiring Portfolio] [__], 2026

[__], 2026, executed by the Acquiring Portfolio Trust on behalf of the Acquiring Portfolio and by the Target Portfolio Trust on behalf of the Target Portfolio.

For purposes of this opinion, we have examined and relied upon (i) the Agreement, (ii) the Form N-14 Registration Statement, (iii) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Acquiring Portfolio Trust on behalf of the Acquiring Portfolio, (iv) the facts and representations contained in the letter dated on or about the date hereof addressed to us from GIAC, and (v) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

For purposes of this opinion, we are assuming that (i) each of the GIAC Contracts is and, at the time of the Reorganization, will be treated as a “variable contract” within the meaning of Section 817(d) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) under the so-called investor control rules, GIAC, and not the GIAC Contract Owners, has been and is treated for U.S. federal income tax purposes as the owner of the beneficial interests in the Target Portfolio, and (iii) the ownership of shares in and access to the Target Portfolio and the Acquiring Portfolio satisfies the requirements and limitations that apply to variable contracts for U.S. federal income tax purposes under the investor control doctrine and the requirements and limitations specifically set forth in Section 1.817-5(f) of the United States Treasury Regulations (the “Treasury Regulations”).

This opinion is based upon the Code, the Treasury Regulations, judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon (i) the Reorganization taking place in the manner described in the Agreement and (ii) (1) the information provided in the Form N-14 Registration Statement, (2) the facts and representations in the letters from GIAC and the Acquiring Portfolio Trust, and (3) the above assumptions being true, correct and complete as of the closing date of the Reorganization (and, where relevant, thereafter).

Based upon the foregoing, it is our opinion that for U.S. federal income tax purposes the GIAC Contract Owners will not recognize any taxable income, gains or losses as a result of the Reorganization.

Page 3 [Target Portfolio] – [Acquiring Portfolio] [__], 2026

We express no opinion as to the U.S. federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Form N-14 Registration Statement and to all references to our firm therein.

Very truly yours,

Dechert LLP 1900 K Street, N.W. Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax

CONSENT OF DECHERT LLP

We consent to the filing of our form of tax opinion as an exhibit to the Registration Statement on Form N-14 of SunAmerica Series Trust to be filed with the Securities and Exchange Commission and to the discussion of the opinion and references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP 1900 K Street, N.W.
Washington, D.C. 20006-1110

July 29, 2026